                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report:  July 13, 1994



                               VARITY CORPORATION
              ----------------------------------------------------
               (Exact name of registrant as specified in charter)


       Delaware                          1-5190                  22-3091314
- - ----------------------------          ------------           ------------------
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


                    672 Delaware Avenue, Buffalo, New York        14209
                    ----------------------------------------    ----------
                    (Address of Principal executive offices)    (Zip Code)



                 Registrant's telephone number:  (716) 888-8000



                       This document consists of 11 pages

Item: 2.  Disposition of Assets
          ---------------------

          (a) On June 29, 1994, Varity Corporation (the Company) completed the previously announced sale of the stock of Massey Ferguson Group Limited and certain assets which collectively comprise its worldwide Massey Ferguson (MF) farm equipment business to AGCO Corporation (AGCO) for $310 million in cash and 500,000 shares of AGCO common stock. The transaction excluded cash and indebtedness as well as certain liabilities primarily pertaining to pension and retiree medical benefits for all former North American MF employees, for which the Company will continue to be responsible. The nature and amount of consideration was determined by arms-length negotiations between representatives of the Company and AGCO.

               The Company has had an ongoing relationship with AGCO. In 1993, the Company appointed AGCO exclusive distributor of farm equipment in North America for MF and sold to AGCO substantially all of the net assets, primarily dealer accounts receivable and inventories, of MF's North American operations as well as a 50% interest in Agricredit Acceptance Corporation (Agricredit), MF's North American retail finance business. In 1994, AGCO purchased the remaining 50% of Agricredit.

               In connection with the current sale, the Perkins Group, a wholly-owned subsidiary of the Company, entered into a long-term supply agreement with AGCO for the continued use of Perkins diesel engines in MF products.


Item: 7.  Financial Statements
          --------------------

          (b)  Pro forma financial information.

          (c)  Exhibit
               -------

               Supplemental Agreement between and among AGCO Corporation and Varity Holdings Limited, Varity GmbH, Massey Ferguson GmbH, Massey Ferguson Industries Limited, Massey Ferguson (Delaware), Inc. and Varity Corporation as of June 28, 1994.

            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)


     On June 29, 1994, the Company completed the previously announced sale of the stock of Massey Ferguson Group Limited and certain assets which collectively comprise its worldwide Massey Ferguson farm equipment business to AGCO for $310 million in cash and 500,000 shares of AGCO common stock. The transaction excluded cash and indebtedness as well as certain liabilities primarily pertaining to pension and retiree medical benefits for all former North American Massey Ferguson employees, for which the Company will continue to be responsible.

     The following unaudited pro forma consolidated financial information has been presented assuming that the divestiture had been completed as of February 1, 1993 for the consolidated statements of operations information, and as of April 30, 1994 for the consolidated balance sheet information.

     The pro forma consolidated financial information is provided for informational purposes only and may not be indicative of the results that would have occurred if the transaction had been effected on the dates indicated or which may be obtained in the future. The pro forma consolidated financial information and accompanying notes should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-Q for the fiscal quarter ended April 30, 1994.

                              VARITY CORPORATION

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED APRIL 30, 1994

                                  (Unaudited)

                (Dollars in millions except per share amounts)


                                                                             Pro Forma        Pro Forma
                                                                             Adjustments      Adjusted
                                                                             for Farm         for Farm
                                                                             Equipment        Equipment
                                                             Actual          Divestiture      Divestiture
                                                         ------------      -------------      -----------

TOTAL SALES AND REVENUES                                 $     505.8       $      20.2 (a)    $    526.0
                                                         ------------      -------------      -----------
EXPENSES:
    Cost of goods sold                                         417.0              17.9 (a)         434.2
                                                                                  (0.7)(b)
    Marketing, general and administration                       38.6                                38.6
    Engineering and product development                         20.5                                20.5
    Interest, net                                                5.9              (2.8)(c)           4.4
                                                                                   1.3 (d)
    Exchange gains                                              (1.6)                               (1.6)
    Other income, net                                           (0.8)                               (0.8)
                                                         ------------      -------------       -----------
                                                               479.6              15.7             495.3
                                                         ------------      -------------       -----------
INCOME BEFORE INCOME TAXES, EARNINGS OF ASSOCIATED
     COMPANIES AND DISCONTINUED OPERATION                       26.2               4.5              30.7

Income tax provision                                            (4.6)                               (4.6)
                                                         ------------      -------------       -----------
INCOME BEFORE EARNINGS OF ASSOCIATED COMPANIES AND
     DISCONTINUED OPERATION                                     21.6               4.5              26.1

Equity in earnings of associated companies                       3.4                                 3.4
                                                         ------------      -------------       -----------
INCOME BEFORE DISCONTINUED OPERATION                            25.0               4.5              29.5

Earnings from discontinued operation                             4.4                                 4.4
                                                         ------------      -------------       -----------
NET INCOME                                               $      29.4       $       4.5        $     33.9
                                                         ============      ============        ===========

Income attributable to common stockholders               $      28.8                          $     33.3

Earnings per common share:

     Before discontinued operation                       $      0.55                          $     0.65

     Discontinued operation                                     0.10                                0.10
                                                         ------------                         -----------

     Net income                                          $      0.65                          $     0.75
                                                         ============                          ===========




          See Notes to Pro Forma Consolidated Financial Information.

                              VARITY CORPORATION

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED JANUARY 31, 1994

                                  (Unaudited)

                (Dollars in millions except per share amounts)


                                                                                                      Pro Forma      Pro Forma
                                                                         Discontinue                  Adjustments    Adjusted
                                                                         Farm                         for Farm       for Farm
                                                                         Equipment      Restated      Equipment      Equipment
                                                          Actual         Segment         Actual       Divestiture    Divestiture
                                                    ----------------   ---------   ----------------   -----------    -----------
TOTAL SALES AND REVENUES                            $       2,725.8    $  (898.4)  $       1,827.4    $     71.0 (a) $   1,898.4
                                                    ----------------   ---------   ----------------   -----------    -----------
EXPENSES:
       Cost of goods sold                                   2,261.3       (746.4)          1,514.9          63.2 (a)     1,575.2
                                                                                                            (2.9)(b)
       Marketing, general and administration                  277.2       (126.9)            150.3                         150.3
       Engineering and product development                     81.4        (15.9)             65.5                          65.5
       Interest, net                                           35.8         (3.8)             32.0         (12.5)(c)        24.5
                                                                                                             5.0 (d)
       Exchange (gains) losses                                  0.3         (1.9)             (1.6)                         (1.6)
       Other income, net                                       (2.7)        (0.2)             (2.9)                         (2.9)
                                                    ----------------   ---------   ----------------   -----------    -----------
                                                            2,653.3       (895.1)          1,758.2          52.8         1,811.0
                                                    ----------------   ---------   ----------------   -----------    -----------
INCOME BEFORE INCOME TAXES, EARNINGS OF
  ASSOCIATED COMPANIES, DISCONTINUED OPERATION,
  EXTRAORDINARY LOSS AND CUMULATIVE EFFECT OF
  CHANGES IN ACCOUNTING PRINCIPLES                             72.5         (3.3)             69.2          18.2            87.4

Income tax provision                                          (12.6)         1.0             (11.6)                        (11.6)
                                                    ----------------   ---------   ----------------   -----------    -----------
INCOME BEFORE EARNINGS OF ASSOCIATED COMPANIES,
  DISCONTINUED OPERATION, EXTRAORDINARY LOSS
  AND CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING
  PRINCIPLES                                                   59.9        (2.3)              57.6          18.2           75.8

Equity in earnings of associated companies                     16.4        (4.9)              11.5                         11.5
                                                    ----------------   ---------   ----------------   -----------    -----------
INCOME BEFORE DISCONTINUED OPERATION,
  EXTRAORDINARY LOSS AND CUMULATIVE EFFECT
  OF CHANGES IN ACCOUNTING PRINCIPLES                          76.3        (7.2)              69.1          18.2           87.3

Earnings from discontinued operation                                        7.2                7.2                          7.2
                                                    ----------------   ---------   ----------------   -----------    -----------
INCOME BEFORE EXTRAORDINARY LOSS AND CUMULATIVE
  EFFECT OF CHANGES IN ACCOUNTING PRINCIPLES                   76.3                           76.3          18.2           94.5
Extraordinary loss                                             (1.7)                          (1.7)                        (1.7)
Cumulative effect of changes in accounting
  principles                                                 (146.1)                        (146.1)                      (146.1)
                                                    ----------------   ---------   ----------------   -----------    -----------
NET LOSS                                            $         (71.5)   $      -    $         (71.5)   $     18.2     $    (53.3)
                                                    ================   =========   ================   ===========    ===========
Loss attributable to common stockholders            $         (81.9)               $         (81.9)                  $    (63.7)

Per share data:

Before discontinued operation, extraordinary loss and cumulative effect of changes in accounting principles:

        Primary                                     $          1.80                $          1.60                   $     2.09
        Fully diluted                               $          1.73                $          1.56                   $     1.98

Discontinued operation:

        Primary                                     $             -                $          0.20                   $     0.20
        Fully diluted                               $             -                $          0.17                   $     0.17

Extraordinary loss:

        Primary                                     $         (0.05)               $         (0.05)                  $    (0.05)
        Fully diluted                               $         (0.05)*              $         (0.05)*                 $    (0.05)*

Cumulative effect of changes in
  accounting principles:

        Primary                                     $         (3.98)               $         (3.98)                  $    (3.98)
        Fully diluted                               $         (3.98)*              $         (3.98)*                 $    (3.98)*

Net loss:

        Primary                                     $         (2.23)               $         (2.23)                  $    (1.74)
        Fully diluted                               $         (2.23)*              $         (2.23)*                 $    (1.74)*

* Anti-dilutive



          See Notes to Pro Forma Consolidated Financial Information.

                              VARITY CORPORATION

                     PRO FORMA CONSOLIDATED BALANCE SHEET

                                APRIL 30, 1994

                                  (Unaudited)

                             (Dollars in millions)


                                                                               Pro Forma           Pro Forma
                                                                              Adjustments          Adjusted
                                                                               for Farm            for Farm
                                                                               Equipment           Equipment
                                                           Actual             Divestiture         Divestiture
                                                        ------------        ---------------      ------------
Assets
Current assets:
   Cash and cash equivalents                            $      58.7         $     144.5 (e)      $     203.2
   Marketable securities                                       54.2                18.5 (f)             72.7
   Receivables                                                342.9                10.0 (g)            352.9
   Inventories                                                140.6                                    140.6
   Prepaid expenses and other                                  18.3                                     18.3
   Net assets of discontinued operation                       175.5              (165.5)(h)              0.0
                                                                                  (10.0)(g)
                                                        ------------        ------------         ------------
Total current assets                                          790.2                (2.5)               787.7

Investments in associated and other companies                  97.7                                     97.7
Fixed assets, net                                             560.6                                    560.6
Other assets and intangibles                                  336.6                                    336.6
                                                        ------------        ------------         ------------

                                                        $   1,785.1         $      (2.5)         $   1,782.6
                                                        ============        ============         ============

Liabilities
Current liabilities:
   Notes payable                                        $      57.5         $     (57.5)(e)      $       0.0
   Current portion of long-term debt                            5.4                (5.4)(e)              0.0
   Accounts payable and accrued liabilities                   507.8                                    507.8
                                                        ------------        ------------         ------------
Total current liabilities                                     570.7               (62.9)               507.8
                                                        ------------        ------------         ------------


Non-current liabilities:
   Long-term debt                                             178.3               (30.2)(e)            148.1
   Other long-term liabilities                                371.3               (60.0)(e)            357.6
                                                                                   55.0 (i)
                                                                                   (8.7)(j)
                                                        ------------        ------------         ------------
Total non-current liabilities                                 549.6               (43.9)               505.7
                                                        ------------        ------------         ------------


Stockholders' equity:
   Preferred stock                                              6.8                                      6.8
   Common stock                                               637.6                                    637.6
   Contributed surplus                                        656.3                                    656.3
   Deficit                                                   (532.5)               23.2 (k)           (509.3)
   Foreign currency translation adjustment                    (73.7)               57.4 (l)            (16.3)
   Pension liability adjustment                               (28.5)               15.0 (i)             (4.8)
                                                                                    8.7 (j)
   Unrealized gains (losses) on marketable securities          (1.2)                                    (1.2)
                                                        ------------        ------------         ------------
Total stockholders' equity                                    664.8               104.3                769.1
                                                        ------------        ------------         ------------
                                                        $   1,785.1         $      (2.5)         $   1,782.6
                                                        ============        ============         ============

          See Notes to Pro Forma Consolidated Financial Information.

                   NOTES TO PRO FORMA CONSOLIDATED FINANCIAL
                            INFORMATION (UNAUDITED)


(a) To reflect sales of Perkins' diesel engines to MF as third party under the long-term supply agreement with AGCO. Such sales were previously accounted for as intercompany and accordingly were eliminated in consolidation. It is impractical to determine the precise gross margin on such sales and as a result, the actual gross margin realized in future periods in all likelihood will be different than that used for pro forma purposes.

(b) To record the benefit of reduced pension expense resulting from planned contributions to underfunded pension plans, principally in the Company's automotive products segment. A portion of the proceeds from the sale is intended to fund such contributions. (See adjustment (e)).

(c) To reflect the reduction in interest expense associated with the debt that would have been repaid based on the intended use of proceeds of $310 million and to reflect interest income earned on residual cash proceeds. For pro forma purposes the debt paydown was made on subordinated debt with interest rates ranging from 4.75% to 13.75% and senior debt with interest rates ranging from 5.0% to 9.75%. In addition, a portion of the remaining proceeds would have been used to repay short-term borrowings. Residual proceeds, after planned contributions to underfunded pension plans and the planned purchase of annuity contracts for MF pension plans, are reported as interest earning cash. No tax effect is recorded as any net increase in pretax income would have been offset through the use of tax loss carryforwards.

(d) To recognize interest accretion on residual postretirement benefits retained by the Company.

(e) Represents the application of $310 million of proceeds arising from the sale, including $60 million to be contributed to underfunded pension plans and $13 million to be used to purchase insurance contracts to annuitize vested benefits under retained MF pension plans. In accordance with certain provisions in the purchase and sale agreement, approximately $78 million in cash is to be received from AGCO within 49 days from closing, which for pro forma purposes has been assumed to have been received.

(f) To record the AGCO common stock consideration received in connection with the sale. These securities are available-for-sale as defined in Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." For pro forma purposes, it has been assumed that there has not been any change in the underlying share price of AGCO's common stock, and the price as of June 29, 1994 has been used as a surrogate in the balance sheet as of April 30, 1994.

(g) To record receivables arising from the sale of Perkins' diesel engines to MF as third party under the long-term supply agreement with AGCO. Such receivables were previously accounted for as intercompany and accordingly were eliminated in consolidation.

(h)  To eliminate the net MF assets sold to AGCO.

(i) To record the accrual of additional expenses and liabilities relating to the sale, including previously unrecognized actuarial losses in connection with retained postretirement benefits, professional fees and other liabilities for retained obligations. (See (k) below).

(j) To reduce the additional minimum pension liability and corresponding stockholders' equity reduction, relating primarily to the automotive products segment, due to planned contributions to underfunded pension plans. (See adjustment (e)).

(k) To record the gain from the sale of the farm equipment business. The pro forma consolidated statements of operations exclude the $23.2 million gain arising from the sale.

(l) To eliminate previously deferred foreign currency translation losses in connection with the sale of MF. (See (k) above).

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              VARITY CORPORATION
                              (Registrant)



                              By:   /s/ Kevin C. Shanahan
                                    ---------------------
                                    Kevin C. Shanahan
                                    Vice President,
                                    Controller (Principal
                                    Accounting Officer)



Date:  July 13, 1994

                     SUPPLEMENTAL AGREEMENT                         Item: 7. (c)
                     ----------------------


     THIS SUPPLEMENTAL AGREEMENT (the "Supplement") is made and entered into as of the 28th day of June, 1994, between and among AGCO CORPORATION ("Buyer") and VARITY HOLDINGS LIMITED ("VHL"), VARITY GmbH ("Varity GmbH"), MASSEY-FERGUSON GmbH ("MF GmbH"), MASSEY FERGUSON INDUSTRIES LIMITED ("MFIL"), MASSEY-FERGUSON (DELAWARE), INC. ("MFDI") and VARITY CORPORATION ("Varity") (VHL, Varity GmbH, MF GmbH, MFIL, MFDI and Varity are sometimes hereinafter referred to individually as a "Seller" and collectively as the "Sellers").

                             W I T N E S S E T H :
                             -------------------

     WHEREAS, Buyer and Sellers are parties to that certain Purchase and Sale Agreement, dated as of April 26, 1994 (the "Purchase Agreement");

     WHEREAS, Buyer and Sellers desire to amend the Purchase Agreement in accordance with the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, Buyer and Sellers hereby agree as follows:

     1. The Purchase Agreement is hereby amended by including in the definition of "MFGL Shares" (contained in the second recital thereof) all of the issued and outstanding 'A' Deferred MFGL Shares.

     2. The Purchase Agreement is further amended by deleting the last two sentences of Section 5.7(c) thereof in their entirety and inserting in lieu thereof the following:

               "Any amount paid by Sellers to repay the MF Loans at the Closing shall be paid by Buyer to VHL twenty-eight (28) days after the Closing."

     3. The Purchase Agreement is further amended by deleting Section 5.13 thereof (titled "Redemption of 'A' Deferred MFGL Shares") in its entirety.

     4. In consideration of VHL not redeeming the 'A' Deferred MFGL Shares prior to the "Closing" (as defined in the Purchase Agreement), and thereby leaving $36,885,042 of additional cash in MFGL, Buyer hereby agrees that: (a) on or before August 17, 1994, Buyer shall pay to VHL the sum of $36,885,042 plus interest (accruing on a daily basis at an annual rate of four and five sixteenths percent); and (b) on the day after the Closing, Buyer shall deliver to VHL a letter of credit substantially in the form attached hereto as Exhibit A
                                                                       ---------
and incorporated herein by reference in the amount of $36,885,042 to secure its payment obligations pursuant to subsection (a) above.

     5. VHL hereby submits to the non-exclusive jurisdiction of any state or federal court located in the State of New York for the purposes of all legal proceedings arising out of or relating to the Purchase Agreement or this Supplement.

     6. Except as specifically amended herein, all terms and conditions contained in the Purchase Agreement shall remain in full force and effect. This Supplement shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Supplement as of the day and year first above written.


AGCO CORPORATION                    VARITY HOLDINGS LIMITED

By:  /s/ Allen W. Ritchie           By:  /s/ Frederick J. Chapman
     -------------------------           -------------------------
     Allen W. Ritchie, Senior
     Vice President and Chief       Title: Treasurer
                                           -----------------------
     Financial Officer


VARITY GMBH                         MASSEY-FERGUSON GMBH

By:  /s/ Beat Landis                By:  /s/ Stephen Lupton
     -------------------------           -------------------------

Title:  Managing Director           Title:  Geschaeftsfuehrer
        ----------------------              ----------------------


MASSEY FERGUSON INDUSTRIES          MASSEY-FERGUSON (DELAWARE), INC.
   LIMITED

By:  /s/ Kenneth L. Walker          By:  /s/ Kenneth L. Walker
     -------------------------           -------------------------

Title:  Secretary                   Title:  Secretary
        ----------------------              ----------------------


VARITY CORPORATION

By:  /s/ Kenneth L. Walker
     -------------------------

Title:  VP & Secretary
        ----------------------